Exhibit 3.16

OPERATING AGREEMENT FOR

OMNISOURCE, LLC

This Operating Agreement is made and entered into, effective as of the Effective Date, by and between STEEL DYNAMICS COLUMBUS, LLC, as the sole member of OMNISOURCE , LLC, an Indiana limited liability company (the “Company”) and the Company.

Preliminary Statement

The Company  existed as OmniSource Corporation, an Indiana corporation, prior to its conversion to OmniSource, LLC, an Indiana limited liability company, effective March 31, 2017.  In conjunction with such conversion, Steel Dynamics Columbus, LLC, as sole member of the Company, hereby adopts this Operating Agreement of the Company.

In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound thereby, the undersigned parties agree to the following terms and conditions.

Article 1

PRELIMINARY PROVISIONS

1.1                     EFFECTIVE DATE OF AGREEMENT; ENFORCEABILITY.

The effective date of this Agreement (the “Effective Date”) shall be March 31, 2017.

1.2                     COMPANY’S NAME, PURPOSE, ETC.

The Company’s name, registered agent, registered office, and duration shall be as set forth in the Articles, as amended from time to time by the Member.  The Company’s purpose shall be to engage in any business activities for which limited liability companies legally may be formed in the State of Indiana.

1.3                     PRINCIPAL PLACE OF BUSINESS OF COMPANY.

The Company’s principal place of business shall be 7575 West Jefferson Blvd., Fort Wayne, IN  46804.  The Member of the Company may change the Company’s principal place of business from time to time in the Member’s sole discretion.

1.4                     RESERVATION OF MANAGEMENT OF COMPANY TO BOARD OF MANAGERS.

The management of the Company is reserved to a Board of Managers.

1.5                     LIMITED LIABILITY OF MEMBER.

(a)         The Member shall not be personally obligated to any third party for any debt, obligation or liability of the Company solely by reason of being a member.

(b)         The Member shall be liable for its conduct in its individual capacity as provided by law.

1.6                     ADMISSION OF ADDITIONAL MEMBERS.

Whether additional members shall be admitted as members of the Company shall be in the sole discretion of the Member.

1.7                     AMENDMENT OF AGREEMENT IF COMPANY HAS MULTIPLE MEMBERS.

If, at any time, the Company has two or more members, the members shall, with reasonable promptness, make all amendments to this Agreement necessary to reflect their agreement concerning the allocation of the Company’s profits and losses, the allocation of management rights, and other appropriate matters.

1.8                     ANNUAL ACCOUNTING PERIOD OF COMPANY.

The Company’s annual accounting period for financial and tax purposes shall be the calendar year.

1.9                     COMPANY METHOD OF ACCOUNTING.

The Company shall use the accrual method of accounting, consistent with the accounting method used by the Member.

1.10              EFFECT OF ACT.

Except as otherwise provided in this Agreement or by law, the business and internal affairs of the Company shall be governed by the Act as in effect on the Effective Date.

1.11              RELATION OF AGREEMENT TO ARTICLES.

If there is any conflict between the provisions of this Agreement and those of the Articles, the provisions of this Agreement shall prevail.

1.12              QUALIFICATION IN OTHER JURISDICTIONS.

Before conducting business on a regular basis in any jurisdiction other than this State, the Company shall file all forms and shall do all other things required under the laws, including the tax laws, of that jurisdiction in order to conduct that business.

Article 2

CAPITAL CONTRIBUTIONS AND LOAN

2.1                     CONTRIBUTIONS OF CASH AND NON-CASH PROPERTY.

The capital contribution to the Company made by the Member is as reflected on the books and records of the Company.

2.2                     NO DUTY TO MAKE ADDITIONAL CONTRIBUTIONS.

The Member may, but shall have no duty to, make additional contributions to the Company.

2.3                     LOANS BY MEMBER TO COMPANY.

The Member may, in its sole discretion, make loans to the Company in amounts and upon terms determined by the Member.

Article 3

ALLOCATIONS AND DISTRIBUTIONS OF COMPANY PROFITS

3.1                     ALLOCATIONS OF PROFITS AND LOSSES AND ALLOCATIONS OF DISTRIBUTIONS.

Only the Member shall be entitled to allocations of Company profits and losses, to allocations of distributions of Company profits and other Company assets and to distributions of Company profits and other assets.  No other person shall have any right to any such allocations or distributions.

3.2                     DECISIONS CONCERNING ALLOCATIONS, ETC.

It shall be within the sole and exclusive discretion of the Member to decide:

(a)           Whether to make allocations of Company profits and losses to the Member;

(b)           Whether to make allocations of distributions of profits and other assets to the Member;

(c)           Whether to make distributions of profits and other assets to the Member; and

(d)           When and in what amounts to make any such allocation or distribution;

PROVIDED, that the Company shall make no such distribution to the extent that, immediately after the distribution, the Company’s liabilities would exceed its assets.

Article 4

COMPANY MANAGEMENT

4.1          BOARD OF MANAGERS.

(a)           The Company shall be managed by a Board of Managers, (sometimes hereinafter referred to as the “Board”) consisting of two (2) individuals who shall have and exercise all the rights, powers and duties of “Managers” in accordance with the Act, subject to the restrictions imposed by law, the Articles of Organization, or this Agreement.  The Member shall appoint each of the members of the Board of Managers (individually a “Manager,” collectively the “Managers”).  As of the date of this Agreement, the Board of Managers consists of the following Managers:  Theresa E. Wagler and Russell B. Rinn.

(b)           Each Manager is to serve until the earlier of his or her death, resignation or removal.  A Manager may be removed at any time only by the Member.  The Member shall have the exclusive right to appoint a successor.  Any Manager may resign at any time by delivering his or her written resignation to the Member.

4.2          AUTHORITY OF THE BOARD OF MANAGERS.

(a)           The Board of Managers has all power and authority to manage, and direct the management of, the business and affairs of the Company, both ordinary and extraordinary.

(b)           The Board will act only as a body, and no Manager will have any power to bind the Company or authorize any action, except as a part of the Board.

(c)           The Board of Managers may delegate to officers, other employees, professional managers and agents of the Company the authority to conduct the business of the Company in the ordinary course in accordance with this Agreement and any policy of delegation, which may be adopted and revised from time to time by the Board of Managers.

4.3          ACTIONS BY THE BOARD OF MANAGERS.  Wherever approval by or authorization of the Board is required by this Agreement or by the Act, such approval or authorization shall consist of a majority vote of the Board.

4.4          MEETINGS OF THE BOARD OF MANAGERS.

(a)           Board Meetings; Regular and Special Meetings.

(1)           Regular Meetings.  Regular meetings of the Board of Managers are to be held at such times and places as may be fixed upon reasonable notice by the Board of Managers.

(2)           Special Meetings.  Special meetings of the Board may be called by any Manager.  Notice of the time and place of a special meeting of the Board is effective if delivered to each member of the Board by hand, telephone, electronic mail or recognized overnight delivery service at least 48 hours (two (2) days) prior to the time of such special meeting.  Notices of special meetings of the Board shall identify the purpose of the special meeting.  Notice of adjournment of a meeting and the time and place of the adjourned meeting shall be given to all members of the Board, unless such time and place were announced at the meeting at which the adjournment was taken.

(b)           Location of Board Meetings; Participation by Telephone.  Board meetings may be held at any location, within or without the United States, as shall be specified in the notice of such meeting.  Members may participate in a meeting of the Board by means of telephone conference or similar communications equipment by means of which all members participating in the meeting can hear each other (collectively “Remote Participation”), and such participation in a meeting is presence in person at the meeting.

(c)           Waiver of Notice of Meeting.  Whenever notice of a Board meeting is required to be given under this Agreement, a written waiver of notice, signed by the Manager entitled to notice, whether before or after the time of the meeting, is equivalent to notice.  A Manager’s attendance at a meeting, whether in person or by Remote Participation, is a waiver of notice of that meeting unless the member at the beginning of the meeting (or promptly upon the member’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

(d)           Voting.  Each Manager shall be entitled to one vote.

(e)           Action of the Board of Managers Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if one or more proposed written consents, setting forth the action so taken or to be taken, (i) is sent to all of the Managers, (ii) is signed by all Managers, and (iii) is delivered to the Secretary to be included in the Company’s permanent records.  Unless the written consent specifies that it is effective as of an earlier or later date, action taken under this Section 4.4(e) will be effective when all Managers have been provided a copy of the proposed written consent, and the Managers required to approve the action have signed the proposed written consent or counterpart thereof.  The written consent (which may be signed in one or more counterparts) of the Board of Managers on any matter under this Section 4.4(e) has the same force and effect as if that matter were voted upon at a duly called and constituted meeting of the Board of Managers and may be described as such in any document or instrument.

4.5          OFFICERS OF THE COMPANY.

(a)           The Company may have such officers as are appointed, from time to time, by the Board of Managers.

(b)           Each officer is to hold office until his or her successor is appointed or elected or until his or her earlier death, resignation or removal.  The Board of Managers may remove an officer at any time.  Any officer may resign at any time by delivering his or her written resignation to the Board.

(c)           The officers have the authority, responsibilities and duties as the Board may delegate, from time to time, to the officers.  From time to time, the Board may establish, increase, reduce or otherwise modify responsibilities for the officers or may create or eliminate offices, as the Board considers appropriate.  The same person may hold any number of offices.

The initial Officers are set forth on the attached Exhibit A.

4.6          INDEMNIFICATION.

The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that it is or was a Member or an Officer of the Company against expenses (including attorneys’ fees), judgments, settlements, penalties and fines actually or reasonably incurred in accordance with such action, suit or proceeding, if such Member or Officer acted in good faith and in a manner reasonably believed by such Member or Officer to have been, in the case of conduct taken as a Member or Officer, in the best interest of the Company and in all other cases, not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, such Member or Officer had reasonable cause to believe such conduct was lawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo-contendere or its equivalent, shall not, of itself, create a presumption that the Member or Officer did not meet the prescribed standard of conduct.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.  The right of any person to indemnification under this Section 4.6 shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to above and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

Article 5

TRANSFERS AND PLEDGES OF COMPANY MEMBERSHIP RIGHTS AND INTERESTS

5.1                     TRANSFERS OF MEMBERSHIP RIGHTS - IN GENERAL.

The Member, in the Member’s sole discretion, may transfer (whether by sale, gift or otherwise) all or any part of the Member’s membership rights, including economic and non-economic rights, to any person at any time.  The Member may make any such transfer under any terms and conditions that the Member deems appropriate.

5.2                     PLEDGES.

The Member shall have exclusive and absolute discretion to pledge all or any part of the Member’s membership rights to any person at any time as collateral for any debt of the Member.  The Member may make any such pledge under any terms and conditions that the Member deems appropriate.

Article 6

COMPANY BOOKS OF ACCOUNTS, REPORTS, ETC.

The Company shall maintain on a current basis accurate books of account in accordance with financial standards normally applied to business organizations generally similar to the Company in size and business activities.

Article 7

DISSOLUTION.

7.1                     DEFINITION OF DISSOLUTION, WINDING UP AND LIQUIDATION.

For purposes of this Agreement:

(a)   Dissolution.  The dissolution of the Company shall mean the cessation of its normal business activities and the beginning of the process of winding it up and liquidating it.

(b)   Winding Up.  The winding up of the Company shall mean the process of concluding its existing business activities and internal affairs and preparing for its liquidation.

(c)   Liquidation.  The liquidation of the Company shall mean the sale or other disposition of its assets and the distribution of its assets (or the distribution of the proceeds of the sale or other disposition of its assets) to its creditors and to the members.

7.2                     DISSOLUTION OF COMPANY.

The Member, in the Member’s sole and absolute discretion, may determine whether and when to dissolve the Company.  The Company shall be dissolved immediately upon the Member’s deciding to dissolve it.

7.3                     FILING OF CERTIFICATE OF DISSOLUTION.

Upon determining to dissolve the Company, the Member shall file a certificate of dissolution with the Secretary of State.

7.4                     DATE OF TERMINATION OF LEGAL EXISTENCE OF COMPANY.

The certificate of dissolution shall set forth the effective date of the cancellation of the Company’s Articles.  On that date, the legal existence of the Company shall terminate.

7.5                     WINDING UP AND LIQUIDATION OF COMPANY; DISTRIBUTION OF COMPANY ASSETS.

Promptly after determining to terminate the legal existence of the Company, the Member shall wind up its business and internal affairs, shall liquidate it, and shall distribute its assets to the Member and to creditors as required by the Act.

7.6                     COMPLIANCE WITH LAW; SATISFACTION OF COMPANY’S KNOWN AND UNKNOWN DEBTS.

In connection with the winding-up of the Company:

(a)   the Member shall take all appropriate measures to comply with applicable federal and state tax laws and other laws relating to entity dissolutions; and

(b)   the Member shall take all reasonable measures under the laws of this State to dispose of (and, to the extent reasonable, to bar) known and unknown claims against the Company.

Article 8

TERM AND TERMINATION.

The term of this Agreement shall begin on the Effective Date and shall end upon the earlier of:

(a)         The date on which the Company ceases to exist under this Agreement or under other applicable law; and

(b)         The date on which the parties determine to terminate the Agreement.

Article 9

MISCELLANEOUS PROVISIONS.

9.1                     ENTIRE AGREEMENT.

This Agreement contains the complete agreement between the parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

9.2                     AMENDMENTS.

No amendment of this Agreement or of the Certificate shall be valid unless it is set forth in a writing signed by both parties.

9.3                     NOTICES.

All notices under this Agreement shall be in writing.  They shall be sent by registered U.S. mail, return receipt requested, to the parties at their respective addresses as stated below:

If to the Company:	OmniSource , LLC
7575 West Jefferson Blvd.
Fort Wayne, IN 46804

If to the Member:	Steel Dynamics Columbus, LLC
7575 West Jefferson Blvd.
Fort Wayne, IN 46804

A party may change the party’s address for purposes of this Section 9.3 at any time upon reasonable notice to the other parties.  Notices shall be deemed to have been received when actually received.

9.4                     GOVERNING LAW.

This Agreement shall be governed exclusively by the laws of the State of Indiana (exclusive of its laws relating to conflicts of law).

9.5                     CAPTIONS.

Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing its provisions.

9.6                     INCORPORATION OF ARTICLES, ETC.

The Articles and all exhibits referred to in this Agreement are hereby incorporated in the Agreement and made an integral part of it.

9.7                     DEFINITION OF “INCLUDING,” “PERSON,” ETC.

The terms “including” and “includes” shall mean a partial definition.  The term “person” shall mean a natural person and any kind of entity.

IN WITNESS of their acceptance of the above terms and conditions, the parties by themselves or by their duly authorized representatives have signed and dated this Agreement as follows:

“Member”	STEEL DYNAMICS COLUMBUS, LLC

Dated: March 31, 2017	By:	/s/ RICHARD A. POINSATTE
Richard A. Poinsatte, Vice President

“Company”	OMNISOURCE , LLC

	By:	STEEL DYNAMICS COLUMBUS, LLC,sole member

Dated: March 31, 2017		By:	/s/ RICHARD A. POINSATTE
Richard A. Poinsatte, Vice President

EXHIBIT “A”

Russell B. Rinn - President & Chief Operating Officer
Thomas E. Tuschman - Executive Vice President
Jason Redden - Executive Vice President
Rich Brady - Executive Vice President, Southeast Operations
Theresa E. Wagler - VP, Secretary & Principal Acctg Officer
Richard A. Poinsatte - Vice President & Assistant Secretary
Matthew Peters - Assistant Secretary
Denny Luma - Vice President, Superior Aluminum Alloys
Scott Gibble - Executive Vice President, Midwest Operations
Mike Hausfeld - Vice President, Finance